Exhibit 99.1

PHILIP MORRIS INTERNATIONAL INC. (PMI)

ANNOUNCES AGREEMENT TO ACQUIRE ROTHMANS INC.

REVISES SECOND QUARTER 2008 RESULTS

REAFFIRMS ANNUAL GUIDANCE

¡	PMI to commence a tender offer to acquire all outstanding common stock of Rothmans Inc. for CAD $30.00 per share, an aggregate transaction value of approximately CAD $2.0 billion

¡	Completion of the tender offer expected by September 30, 2008

¡	Transaction immaterial to PMI’s adjusted 2008 full-year results and modestly accretive to earnings per share in 2009

¡

Second quarter 2008 results revised to record an after-tax, non-cash charge of $124 million related to the finalization of Rothmans Inc. and Rothmans, Benson & Hedges Inc.’s separately announced settlement with the Government of Canada and all ten provinces

¡	Second quarter 2008 diluted and basic earnings per share revised from $0.86 to $0.80 and from $0.87 to $0.81, respectively, as per attached schedules

¡

PMI reaffirms its forecast for 2008 full-year adjusted diluted earnings per share, projecting growth of approximately 19% to 21% to a range of $3.32 to $3.38 from a 2007 pro-forma adjusted base of $2.79

NEW YORK, July 31, 2008 – Philip Morris International Inc. (NYSE/Euronext Paris: PM) announced today that the company has entered into an agreement with Rothmans Inc. (Rothmans) to purchase, by way of a tender offer, all of the outstanding common shares of Rothmans. The agreement and related offer have the unanimous support of the Board of Directors of Rothmans.

Rothmans’ sole holding is a 60% interest in Rothmans, Benson & Hedges Inc. (RBH). The remaining 40% interest in RBH is currently owned by PMI and, as a result of this transaction, RBH will become wholly owned by PMI. PMI and Rothmans have been joint shareholders of RBH since 1986.

PMI agreed to make the offer following Rothmans’ and RBH’s finalization of the CAD $550 million settlement, announced today in a separate release issued by Rothmans, with the Government of Canada and all ten provinces. The settlement resolves the Royal Canadian Mounted Police’s investigation relating to products exported from Canada by RBH during the 1989-1996 period.

“This proposed acquisition is a win-win for both Rothmans and PMI shareholders,” said Louis C. Camilleri, Chairman and Chief Executive Officer of PMI. “Rothmans shareholders will receive a significant cash premium and PMI consolidates its presence in a market that we deem financially attractive and of strategic importance going forward. The transaction is projected to be modestly accretive to PMI’s earnings per share in 2009. We look forward to welcoming the talented management team and employees of RBH into the PMI family and building upon their solid track record of growth,” said Mr. Camilleri.

Revision of 2008 Second Quarter Results

As a result of the finalization of the settlement by Rothmans and RBH described above, PMI has revised its second quarter 2008 results to record an after-tax, non-cash charge of $124 million. The charge, which will be included in the operating results of the Latin America segment, represents the present value of PMI’s 40% equity interest in RBH’s portion of the settlement (CAD $350 million) and will reduce PMI’s reported second quarter net earnings by $124 million to $1.7 billion. Diluted and basic earnings per share will be revised from $0.86 to $0.80 and from $0.87 to $0.81, respectively, as per the attached schedules.

Reaffirms 2008 Annual Guidance

PMI anticipates that the transaction will not affect 2008 full-year results and will be modestly accretive to earnings per share in 2009.

Consequently, PMI reaffirms its forecast for 2008 adjusted full-year diluted earnings per share, previously announced on July 23, projecting growth of approximately 19% to 21% to a range of $3.32 to $3.38 from a 2007 pro-forma adjusted base of $2.79.

Transaction

Under the terms of the agreement, PMI will launch a public tender offer to purchase all of the outstanding common stock of Rothmans for CAD $30.00 per share in cash, for an aggregate transaction value of approximately CAD $2.0 billion on a fully-diluted basis. The all-cash offer represents a premium of approximately 16.9% over Rothmans’ twenty-day volume-weighted average trading price on the Toronto Stock Exchange through July 30, 2008, prior to the public disclosure of the CAD $550 million settlement reached by Rothmans and RBH with the Government of Canada and all provinces.

The Board of Directors of Rothmans, based on the recommendation of a special committee of independent directors and upon consultation with its financial and legal advisors, has determined that the offer is fair to Rothmans shareholders from a financial point of view, is in the best interests of Rothmans and that Rothmans shareholders should accept the offer and tender their shares. Rothmans has also received an opinion from its financial advisor, BMO Nesbitt Burns (a leading North American financial services provider), that the offer is fair from a financial point of view.

Full details of the offer, and the reasons for the recommendation of the Rothmans Board of Directors that Rothmans shareholders tender their shares, are expected to be mailed to Rothmans shareholders within ten days from the date of this release. A copy of the agreement will also be publicly filed in Canada and made available on SEDAR at www.sedar.com and will be filed by PMI with the SEC in the United States.

The tender offer is expected to commence within ten days from the date of this release, will remain open for acceptance for a minimum of 35 days and is expected to be completed by September 30, 2008. PMI’s obligation to acquire the tendered shares will be subject to various conditions, including (i) the valid deposit of at least 66-2/3% of the outstanding shares on a fully-diluted basis; (ii) receipt of Competition Act and Investment Canada approvals; and (iii) the non-occurrence of a material adverse effect. If these conditions are met, PMI will purchase the shares tendered by shareholders in the offer. Following completion of the tender offer, PMI expects to enter into a second-step transaction, pursuant to which each Rothmans share that was not tendered will be converted into the right to receive CAD $30.00 in cash. Upon completion of this second-step transaction, Rothmans will become a wholly-owned indirect subsidiary of PMI.

Synergies

Successful completion of the transaction will allow the Canadian business to fully benefit from PMI’s global infrastructure. Cost savings and productivity improvement opportunities are expected through purchasing synergies for tobacco and raw materials, participation in supply contracts with PMI’s global suppliers, increased investment in state-of-the-art manufacturing equipment and processes, lower financing costs, administrative cost savings associated with Rothmans ceasing to be a stand-alone publicly-traded company and the use of PMI’s shared service infrastructure.

Canadian Tobacco Market

Total cigarette volume is estimated to have reached 38 billion units in 2007. The tax-paid market of approximately 30 billion units is mainly supplied by three major manufacturers. RBH has been the only growing major manufacturer in the highly profitable Canadian market and its share reached 33% in 2007.

The Canadian tobacco market consists primarily of Virginia-type cigarettes which account for approximately 99% of the overall market. In addition to cigarettes, a key feature of the Canadian market is the presence of a sizeable segment of fine cut tobacco, estimated to represent a cigarette equivalent of 2.8 billion units in 2007. According to the latest available data, RBH’s share of the fine cut market in 2006 was approximately 57%.

A notable development in the Canadian market in recent years has been the emergence and subsequent growth of the value category which has grown, at the expense of the premium segment, from approximately 16% of the tax-paid market in 2003 to approximately 54% in 2007. RBH is the market leader in the value category with an approximate share of 47% and holds a 17% share of the premium segment.

About Rothmans Inc.

Rothmans Inc. (Rothmans) is a publicly-traded Canadian company listed on the Toronto Stock Exchange under the symbol “ROC”. Its sole asset is a 60% shareholding in Rothmans, Benson & Hedges Inc. (RBH), Canada’s second-largest tobacco company. RBH currently employs more than 750 people at its head office in Toronto, its sales offices across Canada and its manufacturing facilities in Brampton, Ontario and Québec City, Québec.

RBH manufactures and distributes a range of tobacco products, but primarily cigarettes. Its premium brand portfolio includes Benson & Hedges, Craven A, Rothmans and Belmont. Its value brand portfolio includes Accord, Number 7, Canadian Classics and Mark Ten. In addition, the company has various fine cut and roll-your-own products.

RBH’s cigarette volume has grown at a CAGR of 1.2% over the 2004 to 2008 fiscal year period. Operating income has grown at a CAGR of 6.0% over the same period to reach an estimated CAD $327 million in the 2008 fiscal year ended March 31, 2008.

On July 30, 2008, Rothmans closing stock price was CAD $26.17 and had a market capitalization of approximately CAD $1.8 billion.

About Philip Morris International Inc.

Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world’s top 15 brands, including Marlboro, the number one cigarette brand worldwide. PMI has more than 75,000 employees and its products are sold in approximately 160 countries. In 2007, the company held an estimated 15.6% share of the total international cigarette market outside of the U.S. For more information, see www.pmintl.com.

Forward-Looking and Cautionary Statements

This press release contains projections of future results and other forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The following important factors could cause actual results and outcomes to differ materially from those contained in such forward-looking statements.

Philip Morris International Inc. and its tobacco subsidiaries (PMI) are subject to intense price competition; changes in consumer preferences and demand for their products; fluctuations in levels of customer inventories; increases in raw material costs; the effects of foreign economies and local economic and market conditions; unfavorable currency movements and changes to income tax laws. Their results are dependent upon their continued ability to promote brand equity successfully; to anticipate and respond to new consumer trends; to develop new products and markets and to broaden brand portfolios in order to compete effectively; and to improve productivity.

PMI is also subject to legislation and governmental regulation, including actual and potential excise tax increases; discriminatory excise tax structures; increasing marketing and regulatory restrictions; the effects of price increases related to excise tax increases on consumption rates and consumer preferences within price segments; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; privately imposed smoking restrictions; and governmental investigations.

PMI is subject to litigation, including risks associated with adverse jury and judicial determinations, and courts reaching conclusions at variance with the company’s understanding of applicable law. It is possible that PMI’s consolidated results of operations, cash flows or financial position could be materially affected in a particular fiscal quarter or fiscal year by an unfavorable outcome or settlement of certain pending litigation.

PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10 and its Quarterly Report on Form 10-Q for the period ended March 31, 2008. PMI cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it may make.

For further information:

Investor Relations:

New York: (917) 663-2233

Lausanne: +41 (0)58 242 4666

www.pmintl.com

Schedule 1

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Quarters Ended June 30,

(in millions, except per share data)

(Unaudited)

	2008	2007	% Change

Net revenues	$16,703	$13,948	19.8%
Cost of sales	2,462	2,244	9.7%
Excise taxes on products (*)	9,994	8,113	23.2%

Gross profit	4,247	3,591	18.3%
Marketing, administration and research costs	1,553	1,275
Asset impairment and exit costs	48	76

Operating companies income	2,646	2,240	18.1%
Amortization of intangibles	7	6
General corporate expenses	31	17

Operating income	2,608	2,217	17.6%
Interest expense, net	61	3

Earnings before income taxes and minority interest	2,547	2,214	15.0%
Provision for income taxes	790	668	18.3%

Earnings before minority interest	1,757	1,546	13.6%
Minority interest in earnings, net of income taxes	65	63

Net earnings	$1,692	$1,483	14.1%

Per share data:
Basic earnings per share	$0.81	$0.70	15.7%

Diluted earnings per share	$0.80	$0.70	14.3%

Weighted average number of shares outstanding - Basic (**)	2,095	2,109	(0.7) %
- Diluted (**)	2,108	2,109	- %

(*)	The segment detail of excise taxes on products sold for the quarters ended June 30, 2008 and 2007 is shown on Schedule 2.

(**)	For the quarter ended June 30, 2007, basic and diluted earnings per share are calculated based on the number of our shares distributed by Altria on the Distribution Date.

Schedule 2

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended June 30,

(in millions)

(Unaudited)

		Net Revenues

		European Union	EEMA	Asia	Latin America	Total

2008		$8,279	$3,802	$3,170	$1,452	$16,703

2007		6,867	3,103	2,787	1,191	13,948

% Change		20.6%	22.5%	13.7%	21.9%	19.8%

Reconciliation:
For the quarter ended June 30, 2007		$6,867	$3,103	$2,787	$1,191	$13,948

Acquired businesses		-	-	-	-	-

Currency		1,275	303	158	71	1,807

Operations		137	396	225	190	948

For the quarter ended June 30, 2008		$8,279	$3,802	$3,170	$1,452	$16,703

(*) The detail of excise taxes on products sold is as follows:
	2008	$5,635	$1,869	$1,566	$924	$9,994

	2007	$4,568	$1,472	$1,346	$727	$8,113

2008 Currency increased excise taxes as follows:		$891	$168	$66	$44	$1,169

Schedule 3

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Quarters Ended June 30,

(in millions)

(Unaudited)

	Operating Companies Income

	European Union	EEMA	Asia	Latin America	Total

2008	$1,287	$813	$523	$23	$2,646

2007	1,075	634	429	102	2,240

% Change	19.7%	28.2%	21.9%	(77.5)%	18.1%

Reconciliation:

For the quarter ended June 30, 2007	$1,075	$634	$429	$102	$2,240

Asset impairment and exit costs - 2007	59	-	6	11	76

Asset impairment and exit costs - 2008	(48)	-	-	-	(48)

Equity loss from RBH legal settlement - 2008	-	-	-	(124)	(124)

Acquired businesses	-	-	-	13	13

Currency	210	34	29	4	277

Operations	(9)	145	59	17	212

For the quarter ended June 30, 2008	$1,287	$813	$523	$23	$2,646

Schedule 4

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Statements of Earnings

For the Six Months Ended June 30,

(in millions, except per share data)

(Unaudited)

	2008	2007	% Change

Net revenues	$32,302	$27,216	18.7%
Cost of sales	4,761	4,365	9.1%
Excise taxes on products (*)	19,263	15,832	21.7%

Gross profit	8,278	7,019	17.9%
Marketing, administration and research costs	2,724	2,487
Asset impairment and exit costs	71	138

Operating companies income	5,483	4,394	24.8%
Amortization of intangibles	16	12
General corporate expenses	44	34

Operating income	5,423	4,348	24.7%
Interest expense, net	136	13

Earnings before income taxes and minority interest	5,287	4,335	22.0%
Provision for income taxes	1,601	1,286	24.5%

Earnings before minority interest	3,686	3,049	20.9%
Minority interest in earnings, net of income taxes	127	121

Net earnings	$3,559	$2,928	21.6%

Per share data: (**)
Basic earnings per share	$1.69	$1.39	21.6%

Diluted earnings per share	$1.69	$1.39	21.6%

Weighted average number of shares outstanding - Basic (***)	2,101	2,109	(0.4) %
- Diluted (***)	2,108	2,109	- %

(*)	The segment detail of excise taxes on products sold for the six months ended June 30, 2008 and 2007 is shown on Schedule 5.

(**)	Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

(***)	For the six months ended June 30, 2007, basic and diluted earnings per share are calculated based on the number of our shares distributed by Altria on the Distribution Date.

Schedule 5

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Six Months Ended June 30,

(in millions)

(Unaudited)

		Net Revenues

		European Union	EEMA	Asia	Latin America	Total

2008		$15,737	$7,414	$6,292	$2,859	$32,302

2007		13,421	5,893	5,537	2,365	27,216

% Change		17.3%	25.8%	13.6%	20.9%	18.7%

Reconciliation:

For the six months ended June 30, 2007		$13,421	$5,893	$5,537	$2,365	$27,216

Acquired businesses		-	-	88	-	88

Currency		2,134	674	292	116	3,216

Operations		182	847	375	378	1,782

For the six months ended June 30, 2008		$15,737	$7,414	$6,292	$2,859	$32,302

(*) The detail of excise taxes on products sold is as follows:
	2008	$10,656	$3,654	$3,137	$1,816	$19,263
	2007	$8,957	$2,750	$2,689	$1,436	$15,832

2008 Currency increased excise taxes as follows:		$1,482	$403	$140	$71	$2,096

Schedule 6

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Selected Financial Data by Business Segment

For the Six Months Ended June 30,

(in millions)

(Unaudited)

	Operating Companies Income

	European Union	EEMA	Asia	Latin America	Total

2008	$2,596	$1,605	$1,107	$175	$5,483

2007	2,105	1,201	898	190	4,394

% Change	23.3%	33.6%	23.3%	(7.9)%	24.8%

Reconciliation:
For the six months ended June 30, 2007	$2,105	$1,201	$898	$190	$4,394

Asset impairment and exit costs – 2007	88	12	20	18	138

Asset impairment and exit costs – 2008	(56)	(1)	(14)	-	(71)

Equity loss from RBH legal settlement – 2008	-	-	-	(124)	(124)

Acquired businesses	-	-	5	26	31

Currency	388	80	57	7	532

Operations	71	313	141	58	583

For the six months ended June 30, 2008	$2,596	$1,605	$1,107	$175	$5,483

Schedule 7

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings and Diluted Earnings Per Share

For the Quarters Ended June 30,

($ in millions, except per share data)

(Unaudited)

		Diluted E.P.S.
	Net Earnings
2008 Net Earnings	$1,692	$0.80
2007 Net Earnings	$1,483	$0.70
% Change	14.1%	14.3%

Reconciliation:
2007 Net Earnings	$1,483	$0.70

Special Items:
2007 Asset impairment and exit costs	55	0.03
2008 Asset impairment and exit costs	(27)	(0.01)
2008 Equity loss from RBH legal settlement	(124)	(0.06)

Currency	206	0.10
Interest	(38)	(0.02)
Change in tax rate	7	-
Operations	130	0.06

2008 Net Earnings	$1,692	$0.80

Schedule 8

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Net Earnings and Diluted Earnings Per Share

For the Six Months Ended June 30,

($ in millions, except per share data)

(Unaudited)

	Net Earnings	Diluted E.P.S. (*)
2008 Net Earnings	$3,559	$1.69
2007 Net Earnings	$2,928	$1.39
% Change	21.6%	21.6%

Reconciliation:
2007 Net Earnings	$2,928	$1.39

Special Items:
2007 Asset impairment and exit costs	100	0.05
2008 Asset impairment and exit costs	(46)	(0.02)
2008 Equity loss from RBH legal settlement	(124)	(0.06)

Currency	395	0.19
Interest	(82)	(0.04)
Change in tax rate	(3)	-
Operations	391	0.18

2008 Net Earnings	$3,559	$1.69

(*)	Basic and diluted earnings per share are computed for each of the periods presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

Schedule 9

PHILIP MORRIS INTERNATIONAL INC.

and Subsidiaries

Condensed Balance Sheets

(in millions, except ratios)

(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$3,028	$1,656
All other current assets	12,722	13,396
Property, plant and equipment, net	7,044	6,435
Goodwill	8,399	7,925
Other intangible assets, net	2,301	1,906
Other assets	824	725

Total assets	$34,318	$32,043

Liabilities and Stockholders’ Equity
Short-term borrowings	$1,944	$638
Current portion of long-term debt	108	91
All other current liabilities	9,386	7,822
Long-term debt	6,271	5,578
Deferred income taxes	1,279	1,240
Other long-term liabilities	1,463	1,273

Total liabilities	20,451	16,642
Total stockholders’ equity	13,867	15,401

Total liabilities and stockholders’ equity	$34,318	$32,043

Total debt	$8,323	$6,307
Total debt/equity ratio	0.60	0.41